                                                                  EXHIBIT 10.22


            THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE
                    HEREOF HAVE NOT BEEN REGISTERED UNDER THE
   SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO A
       WRITTEN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                         - OPTIMARK TECHNOLOGIES, INC. -

                          COMMON STOCK PURCHASE WARRANT

                     526,000 shares (subject to adjustment)

                                 August 27, 1996

         FOR VALUE RECEIVED, the receipt and sufficiency of which are acknowledged, this Common Stock Purchase Warrant ("this Warrant") certifies that The Pacific Stock Exchange Incorporated, a Delaware corporation, its successors and permitted assigns (generally, "Holder") is entitled to subscribe for and purchase from OptiMark Technologies, Inc., a Delaware corporation (the "Company"), up to Five Hundred Twenty Six Thousand (526,000) fully paid and nonassessable shares (subject to potential adjustment as noted below, the "Warrant Shares") of the common stock of the Company ("Common Stock"). This Warrant is subject to the following terms and conditions:

         1. DEFINITIONS. For purposes of this Warrant, in addition to terms defined elsewhere herein, the following terms shall have the indicated meanings:

                  (a) "Additional Shares of Common Stock" shall mean any and all shares of Common Stock (including, without limitation, Common Stock issuable upon exercise, conversion or exchange of Convertible Securities) issued by the Company after the date of this Warrant, whether or not subsequently reacquired or retired by the Company; provided, however, that the term "Additional Shares of Common Stock" does not include (i) Warrant Shares issued or issuable upon exercise of this Warrant, (ii) Common Stock issued or issuable upon exercise of Outstanding Options, or (iii) Common Stock issued or issuable upon conversion of the Series A Preferred Stock.

                  (b) "Affiliate" of a Holder means any natural person, corporation or other entity that controls, is controlled by, or is under common control with the Holder.

                  (c) "Common Stock" means shares of the Company's presently or subsequently authorized Common Stock and any stock into which such Common Stock may hereafter be exchanged or substituted.

                  (d) "Convertible Securities" means any rights, warrants or options for the purchase of, or stock or other securities (including, without limitation, evidences of



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indebtedness) convertible into, or exchangeable for, Additional Shares of
Common Stock, other than this Warrant, the Series A Preferred Stock and the Outstanding Options.

                  (e) "Effective Price" when used with reference to an issue or sale of Additional Shares of Common Stock means the quotient determined by dividing the total number of Additional Shares of Common Stock in such issue which were issued or sold, or deemed to have been issued or sold, by the Company under Section 5(e) into the aggregate consideration received or deemed to have been received by the Company for such issue or sale, or deemed issue or sale, under Section 5(e) hereof.

                  (f) "Exchange" means any domestic securities exchange registered under Section 6 of the Securities Exchange Act of 1934, including but not limited to the Pacific Exchange, or any foreign securities exchange registered, licensed or otherwise authorized as such under the laws of any other country.

                  (g) "Exchange After-Hours Commencement Date" means the first day on which any Exchange is making OptiMark-Securities Available with respect to at least 50% of the total number of issues of equity securities traded on such Exchange after its normal trading hours.

                  (h) "Exchange Listed Equities Commencement Date" means the first day on which any Exchange is making OptiMark-Securities Available with respect to at least 50% of the total number of issues of listed equity securities traded on such Exchange during its normal trading hours.

                  (i) "Exchange Options Commencement Date" means the first day on which any Exchange is making OptiMark-Securities Available with respect to at least 50% of the total number of issues of equity options traded on such Exchange.

                  (j) "Exchange UTP Commencement Date" means the first day on which any Exchange is making OptiMark-Securities Available with respect to at least 50% of the total number of issues of equity securities traded on such Exchange with unlisted trading privileges (UTP).

                  (k) "Exercise Price" means the purchase price per Warrant Share, as adjusted from time to time pursuant to Section 5 hereof, required under the terms of this Warrant to exercise this Warrant and acquire Common Stock pursuant to such exercise.

                  (l) "FMV" of a share of Common Stock means (i) in connection with any effective registration under the Securities Laws and public sale of Common Stock by the Company, the gross offering price per share to the public, or otherwise (ii) if there exists a public market for the Common Stock, the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on any Exchange on which the Common Stock is listed, as published in the Western Edition of The Wall Street Journal, for the five (5) trading days immediately preceding the date of


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determination of FMV, or otherwise (iii) the fair market value thereof determined in good faith by the Board of Directors of the Company.

                  (m) "Fully Diluted" means computed on the assumption that all outstanding Convertible Securities (including but not limited to Outstanding Options) that are then convertible or exercisable are converted or exercised, without regard to whether such Convertible Securities are "in the money".

                  (n) "Investors" means General Atlantic Partners 35, Ltd., GAP Coinvestment Partners, Ltd., State Street Boston Corporation, Dow Jones & Company, Inc., and Alice L. Walton.

                  (o) "Issuance Date" means the date of this Warrant set forth above.

                  (p) "IPO Effectiveness Date" means the date on which the Company commences its initial offer for sale of shares of Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.

                  (q) Making "Available", as applied to OptiMark-Securities and the Pacific Exchange and/or Other Exchanges, means that the necessary communications between OptiMark-Securities and the relevant systems of the Pacific Exchange and/or such Other Exchanges have been established such that users have the ability to utilize OptiMark-Securities subject to entering into a User Agreement with the Company and/or its Affiliates. Notwithstanding the use of such phrases in this Warrant, PSE is not providing or offering to provide OptiMark-Securities to users, either directly or indirectly.

                  (r) "OptiMark-Securities" means the market structuring technology and related software which is generally described as "OptiMark-Securities" in the PSE-OptiMark Agreement, including all derivatives, releases and subsequent versions of such technology and software, regardless of platform or operating media.

                  (s) "Outstanding Options" means (i) currently outstanding options and warrants granted by the Company to employees and former employees to purchase up to 320,000 shares of Common Stock, and a currently outstanding warrant granted by the Company in favor of Alan S. Danson to purchase up to 50,000 shares of Common Stock, all at an exercise price of $6.00 per share (with the number of shares and the exercise price therefor subject to potential anti-dilution and other adjustments as currently provided therein), (ii) any Convertible Securities issued by the Company to the current holders of such options and warrants, with respect to the same number or fewer shares, with the same or any greater exercise price, in substitution or replacement of any of the foregoing, and (iii) the right of future grantees to purchase up to 491,567 shares of Common Stock reserved for issuance upon exercise of ungranted options under the Company's Incentive Stock Option Plan (as such Plan may be amended from time to time), at an exercise price not less than $6.00 per share, subject to appropriate adjustment for all subdivisions and combinations.



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                  (t) "Pacific Exchange" means the registered national
securities exchange operated by PSE.

                  (u) "PSE" means The Pacific Stock Exchange Incorporated, i.e., the initial Holder.

                  (v) "PSE After-Hours Commencement Date" means the first day on which the Pacific Exchange is making OptiMark-Securities Available with respect to at least 50% of the total number of issues of equity securities traded on the Pacific Exchange after hours; provided, however, that if (i) the PSE After-Hours Commencement Date has not earlier occurred, and (ii) OptiMark-Securities and all necessary PSE Interfaces have been completed under the PSE-OptiMark Agreement for after-hours trading on the Pacific Exchange, then the PSE After-Hours Commencement Date shall occur on the date on which PSE notifies the Company of PSE's desire to make OptiMark-Securities Available for such after-hours trading, without regard to whether the Company has allowed PSE to make OptiMark-Securities Available for such after-hours trading.

                  (w) "PSE Listed Equities Commencement Date" means the first day on which the Pacific Exchange is making OptiMark-Securities Available with respect to at least 50% of the total number of issues of listed equity securities traded on the Pacific Exchange during its normal trading hours.

                  (x) "PSE Options Commencement Date" means the first day on which the Pacific Exchange is making OptiMark-Securities Available with respect to at least 50% of the total number of issues of equity options traded on the Pacific Exchange.

                  (y) "PSE-OptiMark Agreement" means the PSE-OptiMark Agreement of even date between PSE and the Company.

                  (z) "PSE UTP Commencement Date" means the first day on which the Pacific Exchange is making OptiMark-Securities Available with respect to at least 50% of the total number of issues of equity securities traded on the Pacific Exchange with unlisted trading privileges (UTP).

                  (aa) "Registration Rights Agreement" means the Registration Rights Agreement of even date among the Company, PSE and the Investors.

                  (bb) "Revenue Sharing Agreement" means the Revenue Sharing Agreement of even date between the Company and PSE.

                  (cc) "Securities Laws" means the Securities Act of 1933, as amended, and any applicable state securities ("blue sky") laws.



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                  (dd) "Series A Preferred Stock" means the Company's Series A
Convertible Participating Preferred Stock issued and issuable to the Investors under the Stock Purchase Agreement.

                  (ee) "Stock Purchase Agreement" means the Stock Purchase Agreement of even date among the Company and the Investors.

                  (ff) "Stockholders Agreement" means the Stockholders Agreement of even date among the Company, the Investors, the Voting Committee Members and certain stockholders of the Company.

                  (gg) "Warrant Expiration Date" means the earlier to occur of
(i) December 31, 2010, or (ii) two years following the IPO Effectiveness Date; provided, however, that the Warrant Expiration Date shall not occur until and unless the Company has given at least thirty (30) days' prior notice to Holder of (A) the pendency of the Warrant Expiration Date and (B) if there exists no public market for the Common Stock, the FMV of the Common Stock; and provided further, however, that the Warrant Expiration Date shall not occur prior to December 31, 2005.

                  (hh) "Warrant Shares" means the shares of Common Stock that are issuable by the Company from time to time upon exercise of this Warrant. "Warrant Shares" includes the PSE Listed Equities Warrant Shares, the Exchange Listed Equities Warrant Shares, the PSE Options Warrant Shares, the Exchange Options Warrant Shares, the PSE UTP Warrant Shares, the Exchange UTP Warrant Shares, the PSE After-Hours Warrant Shares, and the Exchange After-Hours Warrant Shares (all as defined herein).

         2. INITIAL EXERCISE PRICE. The Exercise Price on the Issuance Date is Seven Dollars and Thirty-Three Cents (US $7.33) per Warrant Share.

         3. EXERCISABILITY. Subject to potential adjustment with respect to the number of Warrant Shares and the Exercise Price pursuant to Section 5 below, this Warrant may be exercised from time to time as follows:

                  (a) Up to one hundred five thousand two hundred (105,200) Warrant Shares (the "PSE Listed Equities Warrant Shares") may be purchased by Holder under this Warrant at any time and from time to time beginning on the PSE Listed Equities Commencement Date and ending on the Warrant Expiration Date; provided, however, that this Warrant shall not be exercisable as to the PSE Listed Equities Warrant Shares during such period(s) of time, if any, during which PSE unilaterally has withdrawn OptiMark(TM) from Availability through the Pacific Exchange for listed equity securities during normal trading hours.

                  (b) Up to one hundred five thousand two hundred two (105,200) Warrant Shares (the "Exchange Listed Equities Warrant Shares") may be purchased by Holder under this Warrant at any time and from time to time beginning on the Exchange Listed Equities Commencement Date and ending on the Warrant Expiration Date.



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                  (c) Up to fifty two thousand six hundred eleven (52,600)
Warrant Shares (the "PSE Options Warrant Shares") may be purchased by Holder under this Warrant at any time and from time to time beginning on the PSE Options Commencement Date and ending on the Warrant Expiration Date; provided, however, that this Warrant shall not be exercisable as to the PSE Listed Options Warrant Shares during such period(s) of time, if any, during which PSE unilaterally has withdrawn OptiMark(TM) from Availability through the Pacific Exchange for options.

                  (d) Up to fifty two thousand six hundred eleven (52,600) Warrant Shares (the "Exchange Options Warrant Shares") may be purchased by Holder under this Warrant at any time and from time to time beginning on the Exchange Options Commencement Date and ending on the Warrant Expiration Date.

                  (e) Up to fifty two thousand six hundred (52,600) Warrant Shares (the "PSE UTP Warrant Shares") may be purchased by Holder under this Warrant at any time and from time to time beginning on the PSE UTP Commencement Date and ending on the Warrant Expiration Date; provided, however, that this Warrant shall not be exercisable as to the PSE UTP Warrant Shares during such period(s) of time, if any, during which PSE unilaterally has withdrawn OptiMark(TM) from Availability through the Pacific Exchange for equity securities with unlisted trading privileges.

                  (f) Up to fifty two thousand six hundred (52,600) Warrant Shares (the "Exchange UTP Warrant Shares") may be purchased by Holder under this Warrant at any time and from time to time beginning on the Exchange UTP Commencement Date and ending on the Warrant Expiration Date.

                  (g) Up to fifty two thousand six hundred (52,600) Warrant Shares (the "PSE After-Hours Warrant Shares") may be purchased by Holder under this Warrant at any time and from time to time beginning on the PSE After-Hours Commencement Date and ending on the Warrant Expiration Date; provided, however, that this Warrant shall not be exercisable as to the PSE After-Hours Warrant Shares during such period(s) of time, if any, during which PSE unilaterally has withdrawn OptiMark(TM) from Availability through the Pacific Exchange for equity securities after normal trading hours.

                  (h) Up to fifty two thousand six hundred (52,600) Warrant Shares (the "Exchange After-Hours Warrant Shares") may be purchased by Holder under this Warrant at any time and from time to time beginning on the Exchange After-Hours Commencement Date and ending on the Warrant Expiration Date.

         Within twenty (20) days following request by Holder from time to time, the Company shall deliver to Holder a written statement, certified as accurate and complete by a senior officer of the Company, attesting to (i) the number and type of Warrant Shares as to which this Warrant then is exercisable, (ii) their respective expiration date, under this Section 3, and (iii) the Exercise Price therefor.



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         4.       EXERCISE PROCEDURE.

                  (a) Manner of Exercise. This Warrant is exercisable at the Exercise Price per Warrant Share payable in cash or by check payable to the order of the Company, or by Net Issue Exercise pursuant to Section 4(b) below. Upon surrender of this Warrant at the Company's principal executive office together with appropriate payment of the Exercise Price for the Warrant Shares purchased, Holder shall be entitled to receive one or more certificates for the Warrant Shares so purchased. Any exercise of this Warrant as to fewer than all of the Warrant Shares as to which this Warrant is then exercisable shall be effected in even increments of one thousand (1,000) shares. In the case of the purchase of fewer than all the Warrant Shares actually or potentially subsequently purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver to Holder a new Warrant of like tenor for the balance of the Warrant Shares purchasable hereunder.

                  (b) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if at any time when this Warrant is otherwise exercisable the FMV of one share of Common Stock is greater than the Exercise Price, in lieu of exercising this Warrant for cash, Holder may notify the Company of Holder's election to exercise this Warrant in whole or in part by "Net Issue Exercise". Upon delivery of such notification together with surrender of this Warrant at the principal executive office of the Company, Holder shall receive from the Company a number of shares of Common Stock equal to

                           A x (FMV - Exercise Price)
                               ---------------------
                                            FMV

                           where A = the number of Warrant Shares as to which this Warrant is being exercised by Net Issue Exercise. An example is set forth on Exhibit A to this Warrant.

                  (c) Delivery of Stock Certificates. As soon as practicable, but not exceeding ten (10) business days, after any exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of Holder and delivered to Holder (or upon payment by Holder of any applicable transfer taxes, subject to the provisions of Section 8 below, Holder's assigns) one or more certificates for the number of Warrant Shares or such other securities or property or combination thereof, to which Holder shall be entitled upon such exercise, determined in accordance with Section 5 hereof. In lieu of any fractional share, the Company shall deliver cash in proportion to the FMV of the Common Stock. Irrespective of the date of issuance and delivery of certificates for any Common Stock or other securities issuable upon the exercise of this Warrant, each person in whose name any such certificates are to be issued shall for all purposes be deemed to have become the holder of record of the Common Stock or other securities represented thereby immediately prior to the close of business on the date on which this Warrant and payment for the number of Warrant Shares as to which this Warrant shall have been exercised shall have been delivered to the Company.



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         5.       ADJUSTMENTS.

                  (a) Subdivision, Stock Split or Combination. If the Company at any time after the Issuance Date effects a subdivision of its Common Stock (whether by stock split or otherwise), then and in each such event the Exercise Price then in effect immediately before the subdivision shall be proportionately decreased. Conversely, if the Company at any time after the Issuance Date combines the outstanding shares of Common Stock (whether by reverse stock split or otherwise), then and in each such event the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(a) due to a subdivision of the outstanding Common Stock shall become effective as of the record date of such subdivision. Any adjustment under this Section 5(a) due to a combination of the outstanding Common Stock shall become effective as of the effective date of such combination.

                  (b) Common Stock Dividends and Distributions. If the Company at any time after the Issuance Date makes or pays, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock (except a dividend or other distribution described in Sections 5(a) or 5(d)), then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction of which the numerator shall be the total number of shares of Common Stock issued and actually outstanding immediately prior to the time of such issuance or the close of business on such record date and the denominator of which shall be the total number of shares of Common Stock issued and actually outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Additional Shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recalculated to reflect that such dividend was not fully paid or that such distribution was not fully made and thereafter the Exercise Price shall be adjusted pursuant to this Section 5(b) as of the time of actual payment of such dividends or distributions.

                  (c) Other Dividends or Distributions. If the Company at any time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in cash or in securities of the Company other than Additional Shares of Common Stock (except an event provided for in Section 5(d)), then and in each such event lawful and adequate provision shall be made so that Holder shall receive upon exercise of this Warrant, in addition to the number of Warrant Shares receivable thereupon, the amount of cash or securities of the Company which Holder would have received had this Warrant been exercised for Warrant Shares immediately prior to the record date for such event and had Holder thereafter, during the period from such record date to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of Holder.

                  (d) Reclassification, Merger, Consolidation or Sale of Assets. If at any time after the Issuance Date there is (i) any reclassification or change of outstanding securities issuable upon exercise of this Warrant (except for a subdivision or combination provided for in Section 5(a)), (ii) any merger or consolidation of the Company with or into another corporation or other entity (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of this Warrant), or a reverse triangular merger in which the Company is the surviving corporation but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) any sale or transfer of all or substantially all of the Company's properties and assets to any other person (whether or not as part of the liquidation or dissolution of the Company), then, and in each such event, and as a part of and as a condition to the consummation of such reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made so that Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities or property of the Company or other entity resulting from such reclassification, merger, consolidation, sale or transfer, to which a holder of Common Stock or other securities deliverable upon the exercise of this Warrant would have been entitled on such reclassification, change, merger, consolidation, sale or transfer if this Warrant had been exercisable and had been exercised immediately prior to such event. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 5 so as to ensure that the provisions of this Section 5 applicable after such events shall be as equivalent as possible to the provisions of this Section 5 applicable before such events.

                  (e)      Issuance or Sale at Less than Exercise Price.

                           (i) If at any time or from time to time after the Issuance Date the Company issues or sells, or is deemed by the express provisions of this Section 5(e) to have issued or sold, Additional Shares of Common Stock (except as a dividend or other distribution on any class of stock as provided in Sections 5(b) or 5(c) above, or a subdivision or combination of shares of Common Stock as provided in
         Section 5(a) above), for an Effective Price that is less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then and in each such case the Exercise Price shall be reduced as of the opening of business on the date of such issue or sale to a price equal to the Effective Price for such issuance or sale.

                           (ii) For the purpose of making any adjustment required under this Section 5(e), the consideration received by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the aggregate sales price paid, (B) to the extent it consists of property other than cash, be computed at the fair value of the property as determined in good faith by the board of directors of the Company, and (C) if Additional Shares of Common Stock, or rights or options to purchase Additional Shares of Common Stock, are issued or sold together with other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the board of directors to be allocable to such Additional Shares of Common Stock or rights or options.

                           (iii) For the purpose of the adjustments required under this Section 5(e), if the Company issues or sells any Convertible Securities, then in each such case, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of Additional Shares of Common Stock (determined without regard to adjustment provisions similar to those contained in this
         Section 5) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities), assuming conversion immediately after the time of such issuance or sale. No further adjustment of the Exercise Price, adjusted upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock upon exercise of such Convertible Securities; provided, however, that if the convertibility or exercisability feature of such Convertible Securities shall expire prior to conversion or exercise thereof, then the Exercise Price shall be readjusted (but to no greater extent than originally adjusted) to an Exercise Price equal to that price which would have existed had the expired Convertible Securities never been issued or sold.

                           (iv) For the purpose of the adjustments required under this Section 5(e), if the Company issues or sells any rights or options for the purchase of Convertible Securities, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock (determined without regard to adjustment provisions similar to those contained in this Section 5) issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amount of consideration, if any, payable to the Company upon the exercise of such rights or options, and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon exercise of the conversion or purchase rights of such Convertible Securities, assuming exercise or conversion immediately after the time of such issuance or sale. No further adjustment of the Exercise Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Common Stock upon exercise of the conversion or purchase rights of such Convertible Securities; provided, however, that if such rights or options to purchase Convertible Securities shall expire prior to conversion or exercise thereof, or if the convertibility or exercisability feature of such Convertible Securities shall expire prior to the exercise thereof, the Exercise Price shall be readjusted to an Exercise Price equal to that price which would have existed had the expired rights or options to purchase Convertible Securities or such Convertible Securities never been issued or sold.

                  (f) Equitable Adjustment. In case the Company, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in this Section 5 (but not including any action described expressly in this Section 5) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Exercise Price as a result of such action, then, and in each such case, the Exercise price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to Holder).

                  (g) Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted, to the nearest full share, by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (h) Accountant's Certificate. In case of any adjustment or readjustment of the Exercise Price and/or the number of shares of Common Stock or other securities issuable upon exercise of this Warrant, the Company at its expense shall cause independent certified public accountants of recognized national standing selected by the Company (who may be the independent certified public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to Holder at Holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Exercise Price at the time in effect, (iii) the number of Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, and (iv) the type and amount, if any, of other property which at the time would be receivable upon exercise of this Warrant.

         6. RESERVED SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. All Warrant Shares that are issued upon exercise of this Warrant will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable.

         7. NO RIGHTS AS A STOCKHOLDER. Unless, until and except to the extent that this Warrant is exercised, Holder shall not be entitled to any voting rights, dividends or other rights as a stockholder of the Company.

         8. SECURITIES LAWS; TRANSFER; RIGHT OF FIRST REFUSAL.

                  (a) This Warrant may not be transferred in whole or in part, unless (i) this Warrant has been registered under the Securities Laws, or (ii) Holder provides to the Company an opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation (or such other counsel to Holder, including in-house counsel, as may be acceptable to the Company in its reasonable discretion), or the Company is otherwise satisfied, that such transfer is exempt from registration under the Securities Laws. This Warrant also may not be transferred if and to the extent not then exercisable, except to an Affiliate of PSE.

                  (b) If Holder ever wishes to sell or otherwise transfer this Warrant or any Warrant Shares to any person other than an Affiliate of PSE (a "Third Party Purchaser"), Holder first shall offer this Warrant or such Warrant Shares to the Company by sending written notice to the Company (the "Offering Notice"). The Offering Notice shall state (i) the identity of the Third Party Purchaser, (ii) the portion of this Warrant and/or the number of Warrant Shares proposed to be transferred (the "Offered Securities"), and (iii) the proposed purchase price which Holder is willing to accept therefor (the "Offer Price"). For a period of fifteen (15) days after delivery of the Offering Notice (the "Option Period"), the Company shall have the right and option to purchase all (but not less than all) of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. The right of the Company to purchase any or all of the Offered Securities under this paragraph (b) shall be exercisable by delivering written notice of exercise to Holder, prior to expiration of the Option Period. Any failure of the Company to respond to the Offering Notice within the Option Period shall be deemed a waiver of the Company's rights under this paragraph
(b). The closing of any purchase of the Offered Securities by the Company under this (b) shall be held at the principal office of the Company at 11:00 a.m., local time, on the 60th day following the date of delivery of the Offering Notice. At such closing, (x) Holder shall deliver one or more certificates representing the Offered Securities being purchased, duly endorsed for transfer, together with all requisite transfer taxes and a written representation that Holder is the sole beneficial and record owner of such Offered Securities, free and clear of all liens, claims, options, charges, encumbrances and rights, (y) the Company shall deliver the necessary payment in full for such Offered Securities in immediately Available funds, and (z) Holder and the Company shall execute and deliver such additional documents as are otherwise necessary or appropriate. If and to the extent that the Company does not purchase the Offered Securities under this paragraph (b), Holder may sell the Offered Securities to the Third Party Purchaser at a price not less than the Offer Price and on the other terms and conditions set forth in the Offering Notice at any time within 180 days following expiration of the Option Period. The Offered Securities in the hands of the Third Party Purchaser shall remain subject to the Company's right of first refusal in this paragraph (b) and the other restrictions on transfer set forth in this Section 8.

                  (c) No Warrant Shares shall be issued other than to PSE or an Affiliate of PSE, and no Warrant Shares may be transferred except to an Affiliate of PSE, unless (i) such issuance or transfer has been registered under the Securities Laws, or (ii) Holder provides to the Company an opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation (or such other counsel to Holder, including in-house counsel, as may be acceptable to the Company in its reasonable discretion), or otherwise satisfies the Company, that the issuance or transfer is exempt from the registration requirements of the Securities Laws. Each notice of exercise of this Warrant automatically shall be deemed to include a representation and warranty from Holder that Holder is acquiring the Warrant Shares for investment only, and not with a view to the distribution thereof.

                  (d) Each certificate evidencing Warrant Shares shall include a prominent legend to the following effect:

                   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SHARES ALSO ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE ISSUER.

                  (e) Notwithstanding any provision of this Section 8 to the contrary, the restrictions imposed by Sections 8 (a), 8(b), 8(c) and 8(d) above shall terminate as to any particular Warrant Shares when (i) any class of Common Stock of the Company shall have been effectively registered under the Securities Laws, or(ii) an opinion to the effect that the restrictions imposed by Sections 8(a) and 8(c) are no longer required under the Securities Laws shall have been received from Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation (or such other counsel to Holder, including in-house counsel, as may be acceptable to the Company in its reasonable discretion). Whenever the restrictions imposed by this Section 8 shall terminate, each Holder of any Warrant Shares as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, new certificates not bearing the restrictive legend set forth in Section 8(d) of this Agreement.

                  (f) To transfer this Warrant, Holder shall surrender the original Warrant to the Secretary of the Company, and the Company shall exchange such instrument for one or more new Warrants of like tenor, of such nature and in such denominations as may be specified by Holder, representing in the aggregate the right to subscribe for and purchase the number of Warrant Shares purchasable hereunder. Unless and until such transfer(s) is/are duly registered on the books of the Company, the Company shall be entitled to treat the record Holder as the sole and absolute owner of this Warrant for purposes of notices, rights to exercise, rights to transfer, and for all other purposes.

         9.  INFORMATION.

                  (a) The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the Availability of an exemption from the Securities Laws for any permitted sale or other transfer of this Warrant and/or the Warrant Shares.

                  (b) The Company shall provide to Holder such financial information as the Company must supply to the Investors from time to time, as stated in the current version of the Stockholders Agreement, regardless of any subsequent amendment or termination thereof.

                  (c) Prior to any exercise or contemplated exercise of this Warrant, Holder shall be entitled to review current financial statements of the Company, to inquire of management as to the Company's business and financial status and prospects, and to review other non-privileged information that may be available from the Company without undue effort or expense.

         10. PAYMENT OF TAXES. The Company shall pay all taxes and other governmental charges that may be imposed upon the issuance or delivery of Warrant Shares (but not on income related thereto). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer of this Warrant or the issue of any certificate for Warrant Shares in any name other than that of Holder.

         11. REPRESENTATIONS AND WARRANTIES. The Company hereby incorporates and makes unto Holder all of the Company's representations and warranties set forth in Section 3 of the Stock Purchase Agreement, and PSE is entitled to rely on such representations and warranties as though PSE were an Investor under the Stock Purchase Agreement.

         12. NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

         13. CONTEXT; REGISTRATION RIGHTS. This Warrant is being issued in connection with the First Closing under the Stock Purchase Agreement and the execution and delivery of the Stockholders Agreement, the Registration Rights Agreement, the Revenue Sharing Agreement and the PSE-OptiMark Agreement. Holder shall be entitled to the benefit of the registration, indemnification and other rights set forth in the Registration Rights Agreement to the extent provided therein.

         14. LOSS. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity reasonably satisfactory to the Company or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         15. CANCELLATION. This Warrant is subject to cancellation in whole or in part under certain circumstances described in the PSE-OptiMark Agreement.

         16. NOTICES. All notices and other communications related to this Warrant shall be in writing, shall be delivered by Federal Express or other nationally recognized overnight delivery service, and shall be directed as follows:

                           i) if to the Company: To the following address, or any other address which the Company may designate by notice to Holder from time to time:

                           OptiMark Technologies, Inc.
                           520 Main Avenue
                           Durango, CO  81301
                           attn:  William A. Lupien, Chief Executive Officer

                           with a copy in the same manner to:

                           Ducker, Seawell & Montgomery, P.C.
                           1560 Broadway, Suite 1500
                           Denver, CO  80202
                           attn:  Bruce Ducker, Esq.

                           ii) if to Holder: To the following address, or to any other address which Holder may designate by notice to the Company from time to time:

                           The Pacific Stock Exchange Incorporated
                           301 Pine Street
                           San Francisco, CA 94104
                           attn: John C. Katovich, Senior Vice President & General Counsel
                           with a copy in the same manner to:

                           Howard, Rice, Nemerovski, Canady,
                                    Falk & Rabkin, a Professional Corporation
                           Three Embarcadero Center, 7th Floor
                           San Francisco, CA 94111
                           attn:  Timothy S. McCann, Esq.

         17.      MISCELLANEOUS.

                  (a) Office of the Company. As long as any part of this Warrant remains outstanding, the Company shall maintain an office or agency (which may be the principal executive office of the Company) where this Warrant may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its Common Stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant. The Company shall notify Holder in writing prior to any change of the address of the office at which this Warrant may be presented.

                  (b) Limitation of Liability. No provision hereof, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (c) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company shall operate as a waiver of such right or otherwise prejudice the Company's rights, powers or remedies. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, power or remedies.

                  (d) Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

                  (e) Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  (f) Headings. The section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

                  (g) Law Governing. This Warrant shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to principles of conflict of laws. The exclusive venue for any litigation related to this Warrant shall be the Superior Court in and for San Francisco County, California or, if jurisdictionally available, the U.S. District Court for the Northern District of California.

                  (h) Attorneys' Fees. In the event any party hereto initiates any legal action or suit in connection with any dispute concerning the interpretation of this Warrant or the enforcement of any provision hereof, the prevailing party in such action or suit shall be entitled to recover all of its costs of action or suit (including without limitation reasonable attorneys' and expert witness fees) from the other party.

         IN WITNESS WHEREOF, OptiMark Technologies, Inc., a Delaware corporation, has caused this Warrant to be signed by its duly authorized officers under its corporate seal, as of the date first set forth above.

                                                 OPTIMARK TECHNOLOGIES, INC.

                                                  By:  /s/ William A. Lupien
                                                  Chief Executive Officer

Attest:

/s/ Frederick A. Bryson
Secretary

                                    Exhibit A
                                (to PSE Warrant)

Example
Assumptions:

         18. The American Stock Exchange makes OptiMark(TM) Available for listed equities on September 1, 1997. The Pacific Exchange makes OptiMark(TM) Available for listed equities on February 1, 1999.

         19. The Pacific Exchange makes OptiMark(TM) Available for equities with unlisted trading privileges on July 20, 1999. The Pacific Exchange permanently unilaterally withdraws OptiMark(TM) for equities with unlisted trading privileges on September 30, 2000.

         20. The Pacific Exchange makes OptiMark(TM) Available for options on February 15, 2001. The Pacific Exchange temporarily unilaterally withdraws OptiMark(TM) for options on February 1, 2002, but reinstitutes OptiMark(TM) for options trading on July 15, 2002.

         21. The Pacific Exchange never makes OptiMark(TM) Available for after-hours trading.

         22. No stock exchange other than the Pacific Exchange and the American Stock Exchange ever makes OptiMark(TM) Available. The American Stock Exchange never makes OptiMark(TM) Available for listed options, unlisted equities, or after-hours trading.

         23. The Company's initial public offering becomes effective on December 31, 2004.

Results:  As consequences of the foregoing,

                  (a)      The Warrant Expiration Date is December 31, 2006;

                  (b) the Warrant is exercisable with respect to the Exchange Listed Equities Warrant Shares at any time between September 1, 1997 and December 31, 2006, inclusive;

                  (c) the Warrant is exercisable with respect to the PSE Listed Equities Warrant Shares at any time between February 1, 1999 and December 31, 2006, inclusive;

                  (d) the Warrant is exercisable with respect to both the PSE UTP Warrant Shares and the Exchange UTP Warrant Shares at any time between July 20, 1999 and September 30, 2000, inclusive; and

                  (e) the Warrant is exercisable with respect to both the PSE Options Warrant Shares and the Exchange Options Warrant Shares at any time between February 15, 2001 and December 31, 2006, inclusive, but excluding the period between February 1, 2002 and July 15, 2002;

                  (f) the Warrant never becomes exercisable with respect to the PSE After-Hours Warrant Shares or the Exchange After-Hours Warrant Shares.

Further Assumption: Holder exercises the Warrant as to 10,000 PSE UTP Warrant Shares on September 30, 2000.

         Result: Holder pays $73,300 to the Company and receives a certificate for 10,000 shares. The Warrant expires at to all of the Exchange UTP Warrant Shares and the remaining 42,600 PSE UTP Warrant Shares.

Further Assumptions:

         1. On November 27, 2006, the Company duly notifies Holder of the pending Warrant Expiration Date.

         2. The FMV of the Common Stock on the Warrant Expiration Date is $60/share.

         3. On December 31, 2006, Holder exercises the Warrant (a) by Net Issue Exercise with respect to all Exchange Listed Equities Warrant Shares and all PSE Listed Equities Warrant Shares, and (b) for cash with respect to all Exchange Options Warrant Shares and all PSE Options Warrant Shares.

         Result: Holder pays $771,115 cash to the Company and receives a certificate for 289,896 shares. The Warrant expires.